Exhibit 10.8

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of the 5th day of August, 2020 and is made by and between FinTech Acquisition Corp. IV (the “Maker”) and FinTech Investor Holdings IV, LLC (the “Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated June 12, 2019 in the principal sum of up to Five Hundred Thousand dollars ($500,000) (the “Note”).

B.	The Note matured on September 30, 2019.

C.	Maker and Payee have agreed to make certain amendments to the Note.

D.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.	Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Principal. The entire unpaid principal balance of Note shall be payable on the earlier of: (i) December 31, 2020, or (ii) the date on which Maker consummates an initial public offering (“IPO”) of its securities (such earlier date, the “Maturity Date”). The principal balance may be prepaid at any time.”

2.	Section 8 of the Note is hereby amended and restated in its entirety to read as follows:

“Notices. Any notice called for hereunder shall be deemed properly given if (i) sent by certified mail, return receipt requested, (ii) personally delivered, (iii) dispatched by any form of private or governmental express mail or delivery service providing receipted delivery, (iv) sent by facsimile or (v) sent by e-mail, to the following addresses or to such other address as either party may designate by notice in accordance with this Section:

If to Maker:

FinTech Acquisition Corp. IV

2929 Arch Street, Suite 1703

Philadelphia, PA 19104

Attention: James McEntee

Email: jmce@stbwell.com

If to Payee:

FinTech Investor Holdings IV, LLC

3 Columbus Circle, 24th Floor

New York, NY 10019

Attention: Daniel Cohen

Email: dcohen@cohenandcompany.com

Notice shall be deemed given on the earlier of (i) actual receipt by the receiving party, (ii) the date shown on a facsimile transmission confirmation, (iii) the date on which an e-mail transmission was received by the receiving party’s online access provider, (iv) the date reflected on a signed delivery receipt, or (vi) two (2) business days following tender of delivery or dispatch by express mail or delivery service.”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

FINTECH ACQUISITION CORP. IV

By:	/s/ James J. McEntee, III
Name:	James J. McEntee, III
Title:	President

PAYEE:

FINTECH INVESTOR HOLDINGS IV, LLC

By:	/s/ Daniel G. Cohen
Name:	Daniel G. Cohen
Title:	Authorized Signatory

Signature page to First Amendment to Promissory Note